                                                                   Exhibit 10.71


                               December 12, 1996

VIA FACSIMILE AND U.S. MAIL
Arnold R. Hedeen
Chism Jacobson & Johnson
1420 Fifth Avenue, Suite 3510
Seattle, WA  98101-4013

RE: RIDE, INC./STRAIGHT LINE WATER SPORTS, INC.

Dear Arnie:

This Amendment sets forth the terms of the understanding resolving the open issues in connection with that certain Exclusive OEM Agreement ("Agreement"), dated as of July 26, 1995, by and between Ride Snowboard Company ("Ride") and Straight Liner Water Sports, Inc. ("Straight Line"), as amended by the Letter Agreement, dated December 6, 1996, by and between Straight Line and Ride. Unless otherwise defined herein, capitalized terms shall be as defined in the Letter Agreement

         1.  Purchase Order.

                 a. Upon execution of this Amendment, Ride shall issue a Purchase Order for a total of 2,500 compact Boards ("Compacts") and the 180 B Grade Boards currently warehoused by Straight Line ("Grade B's"), provided that Ride shall be under no obligation to purchase, and the total number of 6,000 Boards shall be reduced by, those Grade B's that do not meet insert specifications ("Defects").
                 b. On or before December 20, 1996, Ride shall issue a Purchase Order for 3,320 Boards ("SPG Boards"); provided that Ride may deliver the top sheet graphics for such SPG Boards no later than January 15, 1997.

         2. Delivery. The delivery schedule for the Boards shall be as follows:

                 a. All Grade B's, less the Defects, may be delivered immediately;
                 b.  750 Compacts may be delivered immediately upon completion;
                 c.  750 Compacts on March 15, 1997;
                 d.  1000 Compacts on April 15, 1997;
                 e.  3,320 SPG Boards on or before May 15, 1997.

         All other terms of delivery shall be as provided in the Agreement.

3.  Payment.  Ride shall make payment as follows:

                 a. The current account receivable balance of $180,079.07, without warranty holdback, on or before December 13, 1996. No interest shall be due on this sum provided payment is timely made as described herein;

                 b. Payment for the Grade B's and Compacts delivered as provided in paragraphs 2.a.-c. hereof net 15 days from receipt of invoice;

                 c. Payment for all other Boards shall be net 15 days from the date of delivery and invoice or May 30, 1997, whichever is later.

        All other payment terms shall be as described in the Agreement.

4. Warranty. Warranty shall be as described in the Letter Agreement with the following modifications:

                 a. The term of the warranty shall be from the date of this Amendment through and including December 31, 1998, after which date all warranty obligations, express and implied, including the implied warranties of merchantability and fitness for a particular purpose, shall expire;

                 b. The warranty shall be secured by a joint escrow ("Escrow") in the principal amount of $96,600 to be established and funded by Ride from payment due Straight Line under paragraph 3.c. above no later than May 30, 1996. The escrow shall require the joint instructions of Ride and Straight Line, and may terminate on or after January 1, 1999 at Straight Line's election. Interest, if any, generated by the escrowed funds shall be for the benefit of Straight Line.

                 c. The technical representatives pursuant to paragraph 4 of the Letter Agreement shall be Dick Lyons for Straight Line, and John O'Connor for Ride, or their respective successor as may be determined in the respective parties' sole discretion should such representative be unavailable for any reason. In the event the technical reps cannot agree on the applicability of a warranty claim, they shall flip a coin and the decision of the winner thereof shall control and bind the parties.

                 d. The Boards shall be warranted against the following defects:

                          - Delaminations, including bubbles
                          - Bending and breaking
                          - Major top failure (not to include scratches or
                            normal cap chipping)
                          - Insert pull outs or spinning and cracking around
                            inserts.

         5. Grading. Grading of the Boards shall be as described on the Quality Specifications for 96 Production memorandum, dated January 24, 1996, attached hereto as Exhibit A.

         6. Pricing. Pricing for the Boards shall be as provided in the Agreement.

         7. Molds. Straight Line shall transfer the molds as provided in paragraph 6 of the Letter Agreement, including the tooling therefor, upon payment by Ride in the amount of $4,300.

         8. Integration. Except as modified herein, the terms of the Letter Agreement and the Agreement shall remain in full force and effect.

Please indicate your acceptance of the foregoing by signing the subjoined Acknowledgment. Thank you.

                                        Yours very truly,

                                        /s/  David H. Davis

                                        David H. Davis
                                        General Counsel

DHD/ss
enclosure
cc:  Bruce Manke
     Jason Kaznits
     John O'Connor


ACKNOWLEDGED, UNDERSTOOD AND AGREED TO:

STRAIGHT LINE WATER SPORTS, INC.  RIDE SNOWBOARD COMPANY

By    /s/ Michael P. Gai                By  /s/ Bruce Manke
      --------------------------            -----------------------------------
Its   CEO                                       Bruce Manke, Sr. Vice President
      --------------------------
Date  12/12/96                          Date  12/12/96
      --------------------------              --------------------------------